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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 23, 2006, except for Note 19 to the consolidated financial statements as to which the date is December 22, 2006, relating to the consolidated financial statements and financial statement schedules of CRM Holdings, Ltd and subsidiaries in this Registration Statement on Form S-1.


                                       /s/ JOHNSON LAMBERT & CO. LLP

Reston, Virginia
December 29, 2006